Exhibit 99.1
Financial News Release
For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Michael Yonker	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-4515	Tel: (503) 454-1770
	E-mail: myonker@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com
Conference Call at 2 p.m. PDT, July 27, 2006 – Pixelworks will host a conference call at 2 p.m. PDT, July 27, 2006, which can be accessed at (719) 457-2733 and using pass code 1035114. The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com. A replay of the conference call will be available through August 5, 2006, and can be accessed by calling (719) 457-0820 using pass code 1035114. A replay of the Web broadcast will be available through August 27, 2006.
Pixelworks Reports Second Quarter 2006 Financial Results
     Tualatin, Ore., July 27, 2006 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the second quarter ended June 30, 2006.
     Revenue for the second quarter was $30.9 million, a 16 percent decrease from revenue of $36.6 million in the first quarter, and a 25 percent decrease from revenue of $41.3 million in the second quarter of 2005. The second quarter decrease resulted primarily from weakness in the European and China advanced television markets as the company transitioned to new product designs. Customer order activity in the second quarter was robust. This resulted in the company’s estimated run-rate book-to-bill ratio increasing to 1.15 to 1, excluding orders for end-of-life products.
     GAAP gross profit margin was 37.5 percent in the second quarter compared to 35.1 percent in the first quarter (excluding the impairment loss on acquired developed technology) and 39.2 percent in the second quarter of 2005. Non-GAAP gross profit margin was 40.0 percent in the second quarter, compared to 40.8 percent in the first quarter and 40.6 percent in the second quarter of 2005. In addition, both GAAP and non-GAAP cost of sales in the second quarter included $2.0 million for inventory related write-offs and reserves that were recorded primarily for excess and obsolete inventory which includes parts containing lead that can no
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Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

longer be sold due to regulations imposed by the European Union’s Restriction of Hazardous Substance Directive.
     During the second quarter, the market value of the company dropped below book value. Therefore, the company performed an impairment analysis on the recoverability of its goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. As a result, the company concluded all of the goodwill on the balance sheet was impaired and recorded a non-cash charge of $133.7 million to operating expense in the second quarter. In addition, the company recorded a $900,000 charge relating to the restructuring plan it announced in late April. Accordingly, GAAP operating expenses were $157.5 million in the second quarter compared to $27.8 million in the first quarter.
     Excluding the non-cash expense for the impairment of goodwill, stock-based compensation and the restructuring charge, non-GAAP operating expense in the second quarter was $20.4 million, down 11 percent from $23.0 million in the first quarter primarily due to lower compensation costs and discretionary spending as a result of the restructuring plan announced in late April. Compared to the second quarter of 2005, non-GAAP operating expense was up from $18.5 million primarily due to increased depreciation on new electronic design flow tools purchased in late 2005.
     The second quarter GAAP net loss was ($145.6) million, or ($3.02) per diluted share. This loss included non-cash expenses totaling $137.9 million for the impairment of goodwill, stock-based compensation, the amortization of acquired intangible assets and the restructuring charge. This compares to a net loss of ($33.1) million or ($.69) per diluted share in the first quarter which included non-cash expenses totaling $28.2 million for the impairment loss on certain acquired intangible assets, stock-based compensation expense and the amortization of acquired intangibles and a net loss of ($2.3) million, or ($0.05) per diluted share in the second quarter of 2005.
     Excluding the non-cash expenses and restructuring charge, the second quarter net loss on a non-GAAP basis was ($7.7) million or ($.16) per diluted share compared to a net loss of ($7.8) million or ($.16) per diluted share in the first quarter and net loss of ($1.6) million or ($0.03) per diluted share in the second quarter of 2005.
     Cash and marketable securities, consisting of cash and cash equivalents, short-term marketable securities, and long-term marketable securities, were $126.1 million a decrease of $4.5 million from a balance of $130.6 million at the end of the first quarter. The decrease in cash came primarily from the loss from operations, a use of cash from a decrease in accounts
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Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

payable and long-term liabilities offset by cash provided from lower accounts receivable and inventory.
     “As we enter the second half of 2006, we remain squarely focused on three primary initiatives; to grow revenue through new design wins with key Tier 1 and ODM customers, to improve the execution of our new global product development process, and to reduce operating expenses and improve cash flow,” said Allen Alley President, CEO and Chairman of Pixelworks. “We made good progress against these initiatives in the second quarter and our strong run-rate book-to-bill ratio of 1.15 to 1 indicates that customers are preparing to ramp projects into production beginning in the third quarter. Holding our costs in line as we continue to focus on new product development and market execution will be critical to rebuilding and sustaining our momentum,” concluded Alley.
Business Outlook for Third Quarter 2006
     The following Business Outlook statements are based on the company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after June 30, 2006. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. The inclusion of any Business Outlook statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
The company estimates net loss per diluted share in the third quarter of 2006 to be ($0.19) to ($0.27) on a GAAP basis and ($0.9) to ($0.14) on a non-GAAP basis, based on the following estimates:
▪	Revenue of $33 to $35 million. Revenue is highly dependent on a number of factors including, but not limited to, consumer confidence and spending, seasonality in the consumer electronics market, general economic conditions, the company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television,
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Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

front projector, flat panel monitor and digital streaming media markets, levels of inventory at distributors and customers, and increased supply of products from the company’s third party foundries.

▪	GAAP gross profit margin of 40 to 42 percent. Non-GAAP gross profit margin of 42 to 44 percent, which excludes an estimated $800,000 in non-cash expenses for the amortization of acquired intangible assets and stock-based compensation. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.

▪	GAAP operating expenses of $24.5 million to $26.5 million and non-GAAP operating expenses of $20.0 million to $21.0 million. Excluded from non-GAAP operating expenses are an estimated $2.5 to $3.0 million in non-cash expenses for stock-based compensation and amortization of acquired intangible assets and $2.0 million to $2.3 million in anticipated restructuring charges primarily associated with leased office space the company expects to vacate as part of the space consolidation portion of its previously announced restructuring plan.

▪	Interest income, net of approximately $450,000.

▪	A tax provision of approximately $100,000 per quarter on a GAAP and non-GAAP basis. Both the GAAP and non-GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of loss or income before taxes, deferred tax assets, research and development tax credits, and other factors.
About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors, digital streaming media devices and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images. Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.
     For more information, please visit the company’s Web site at www.pixelworks.com.
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Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

#####
     Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross margins, operating expenses and earnings which exclude certain non-cash acquisition related amortization expenses, certain intangible assets impairment, goodwill impairment, restructuring charges and stock-based compensation expenses required under GAAP. The company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP financial measures is included in the company’s quarterly earnings releases and is also available in the investor relations section of the company’s website.
Safe Harbor Statement
     This release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the advanced television, front projector, digital media streaming device and flat panel monitor industries; changes consumer confidence and spending, changes in customer ordering patterns or lead times; the success of our products in expanded markets; success in achieving operating efficiencies from our restructuring efforts; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; our product mix; new product yield rates, changes in regional demand for our product, non-acceptance of the combined technologies by leading manufacturers; changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.

Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue, net	$30,910	$41,315	$67,469	$81,576
Cost of revenue (1)	19,322	25,113	43,035	48,456
Impairment loss on acquired developed technology	—	—	21,330	—

Gross profit	11,588	16,202	3,104	33,120

Operating expenses:
Research and development (2)	14,300	11,720	29,993	21,173
Selling, general and administrative (3)	8,489	6,959	18,493	14,032
Impairment loss on goodwill	133,739	—	133,739	—
Impairment loss on acquired intangible assets	—	—	1,753	—
Restructuring	893	—	893	—
Amortization of acquired intangible assets	90	177	423	298

Total operating expenses	157,511	18,856	185,294	35,503

Loss from operations	(145,923)	(2,654)	(182,190)	(2,383)

Gain on repurchase of long-term debt, net	—	—	3,009	—
Interest income	1,396	1,693	2,720	3,408
Interest expense	(676)	(660)	(1,374)	(1,317)
Realized loss on sale of marketable securities	—	(779)	—	(779)
Amortization of debt issuance costs	(165)	(178)	(336)	(355)

Interest and other income, net	555	76	4,019	957

Loss before income taxes	(145,368)	(2,578)	(178,171)	(1,426)

Provision for (benefit of) income taxes	201	(303)	453	13

Net loss	$(145,569)	$(2,275)	$(178,624)	$(1,439)

Net loss per share — basic and diluted	$(3.02)	$(0.05)	$(3.72)	$(0.03)

Weighted average shares outstanding — basic and diluted	48,160	47,101	48,054	47,064

(1) Includes:
Amortization of acquired developed technology	$705	$439	$2,677	$571
Amortization of acquired inventory mark-up	—	85	26	85
Amortization of acquired backlog	—	19	—	19
Stock-based compensation	61	11	119	11
(2) Includes stock-based compensation	1,026	149	2,257	160
(3) Includes stock-based compensation	1,336	59	2,847	64
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Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$11,588	$16,202	$3,104	$33,120

Impairment loss on acquired developed technology	—	—	21,330	—
Amortization of acquired developed technology	705	439	2,677	571
Amortization of acquired inventory mark-up	—	85	26	85
Amortization of acquired backlog	—	19	—	19
Stock-based compensation	61	11	119	11

Non-GAAP gross profit	$12,354	$16,756	$27,256	$33,806

Non-GAAP gross profit margin	40.0%	40.6%	40.4%	41.4%

Reconciliation of GAAP and non-GAAP net loss

GAAP net loss	$(145,569)	$(2,275)	$(178,624)	$(1,439)

Reconciling items included in cost of revenue:
Impairment loss on acquired developed technology	—	—	21,330	—
Amortization of acquired developed technology	705	439	2,677	571
Amortization of acquired inventory mark-up	—	85	26	85
Amortization of acquired backlog	—	19	—	19
Stock-based compensation	61	11	119	11
Reconciling item included in research and development:
Stock-based compensation	1,026	149	2,257	160
Reconciling item included in selling, general and administrative:
Stock-based compensation	1,336	59	2,847	64
Impairment loss on goodwill	133,739	—	133,739	—
Impairment loss on acquired intangible assets	—	—	1,753	—
Restructuring	893	—	893	—
Amortization of acquired intangible assets	90	177	423	298
Gain on repurchase of long-term debt, net	—	—	(3,009)	—
Realized loss on sale of marketable securities	—	779	—	779
Tax effect of non-GAAP adjustments	22	(1,086)	60	(1,086)

Non-GAAP net loss	$(7,697)	$(1,643)	$(15,509)	$(538)

Non-GAAP net loss per share — basic and diluted	$(0.16)	$(0.03)	$(0.32)	$(0.01)

Non-GAAP weighted average shares outstanding — basic and diluted	48,160	47,101	48,054	47,064

*	- Our non-GAAP gross profit, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP net loss and GAAP net loss per share due to the exclusion of non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired in acquisitions, stock-based compensation, impairment losses on goodwill and various acquired intangible assets, restructuring, a gain on the repurchase of long-term debt and a realized loss on the sale of marketable securities. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate ongoing business performance. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate ongoing business performance. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.
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Pixelworks Reports Second Quarter 2006 Financial Results
July 27, 2006

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2006	2005

ASSETS

Current assets:
Cash and cash equivalents	$64,142	$68,604
Short-term marketable securities	51,746	59,888
Accounts receivable, net	15,418	19,927
Inventories, net	20,212	26,577
Prepaid expenses and other current assets	5,304	7,277

Total current assets	156,822	182,273

Long-term marketable securities	10,244	17,145
Property and equipment, net	28,422	29,029
Other assets, net	20,191	18,277
Debt issuance costs, net	3,253	3,780
Acquired intangible assets, net	11,138	37,321
Goodwill	—	133,731

Total assets	$230,070	$421,556

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,969	$7,206
Accrued liabilities and current portion of long-term liabilities	24,261	26,269
Income taxes payable	9,773	9,507

Total current liabilities	36,003	42,982

Long-term liabilities, net of current portion	10,977	13,357
Long-term debt	140,000	150,000

Total liabilities	186,980	206,339

Shareholders’ equity	43,090	215,217

Total liabilities and shareholders’ equity	$230,070	$421,556